EXHIBIT 11
                                    TELLABS, INC.
                           COMPUTATION OF EARNINGS PER SHARE
                                     (Unaudited)
                         (In thousands, except per share data)

                                    Three Months Ended  Six Months Ended
                                    June 30,  July 1,   June 30,  July 1,
                                      1995     1994  *    1995     1994  *
                                    --------- --------- --------- ---------

PRIMARY EARNINGS PER SHARE
------------------------------------
Weighted average number of common
shares outstanding during the period  88,159    86,769    87,845    86,547

Net additional shares assuming
dilutive stock options exercised and
proceeds used to purchase treasury
shares at average fair market value    3,436     3,536     3,560     3,610
                                    --------- --------- --------- ---------
Weighted average number of common
shares and common equivalent shares
outstanding                           91,595    90,305    91,405    90,157
                                    ========= ========= ========= =========

Net earnings                         $27,118   $17,018   $50,059   $28,216
                                    ========= ========= ========= =========

Primary earnings per share             $0.30     $0.19     $0.55     $0.31
                                    ========= ========= ========= =========

FULLY DILUTED EARNINGS PER SHARE
------------------------------------
Weighted average number of common
shares outstanding during the period  88,159    86,769    87,845    86,547

Net additional shares assuming
dilutive stock options exercised and
proceeds used to purchase treasury
shares at fair market value            3,676     3,536     3,723     3,635
                                    --------- --------- --------- ---------
Weighted average number of common
shares and common equivalent shares
outstanding                           91,835    90,305    91,568    90,182
                                    ========= ========= ========= =========

Net earnings                         $27,118   $17,018   $50,059   $28,216
                                    ========= ========= ========= =========

Fully diluted earnings per share       $0.30     $0.19     $0.55     $0.31
                                    ========= ========= ========= =========

* 1994 share amounts are restated to give effect to the two-for-one stock split effective May 19, 1995.



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